SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 9, 1998

                                   CCAIR, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-17486                   56-1428192
(State or other jurisdiction (Commission file Number)        (IRS Employee
     of incorporation)                                      Identification No.)


              P. O. Box 19929, Charlotte, North Carolina 28219-0929
                    (Address of principal executive offices)


Registrant's telephone number, including area code       (704) 359-8990
                                                   -------------------------


          (Former name or former address, if changed since last report)

Item 8.  Change in Fiscal Year.

         On February 9, 1998, the Board of Directors of CCAIR, Inc. (the "Company") voted to change the Company's fiscal year end from the twelve month period ending on June 30 to the twelve month period ending on December 31. The Company will file a Form 10-K covering the transition period from July 1, 1997 to December 31, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CCAIR, Inc.


Date:   February 9, 1998
                                       Kenneth W. Gann, President
                                       and Chief Executive Officer